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                                                                    Exhibit 23.1





                              Accountants' Consent


The Board of Directors and Members
Iridium LLC:

We consent to the use of our report included herein and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.




                                        KPMG Peat Marwick LLP



Washington, D.C.
September 4, 1997